UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019 (November 13, 2019)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 13, 2019, Reata Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Jefferies LLC and SVB Leerink LLC, as representatives (the “Representatives”) of the several underwriters listed on Schedule III thereto (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 2,400,000 shares of the Company’s Class A common stock issued and sold by the Company at a price to the public of $183.00 per share ($178.425 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Underwriters were granted an option for a period of 30 days to purchase from the Company up to an additional 360,000 shares of Class A common stock, at the same price per share.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, obligations of the parties, and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering is expected to close on November 18, 2019, subject to customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and oral statements made with respect to information contained in this report may contain certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the anticipated closing of the Offering. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all; (ii) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (iii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iv) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (v) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (vi) other factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 13, 2019, by and among Reata Pharmaceuticals, Inc. and the Representatives.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1) hereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: November 14, 2019	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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